Exhibit 10.3

AMENDMENT NO. 1 TO
SEVENTH EXTENSION AGREEMENT

AMENDMENT NO. 1, dated as of May 16, 2014 (this “Amendment”), to SEVENTH EXTENSION AGREEMENT, dated as of April 29, 2014 (as amended from time to time, the “Agreement”), by and among The Karlsson Group, Inc., an Arizona corporation (“Karlsson”), on the one hand, and Prospect Global Resources, Inc., a Delaware corporation (“Prospect DE”), Prospect Global Resources, Inc., a Nevada corporation (“Parent”), Apache County Land & Ranch, LLC, a Nevada limited liability (“Apache”) and American West Potash, LLC, a Delaware limited liability company (“AWP” and collectively with Prospect DE, Parent and Apache the “Prospect Parties” and each a “Prospect Party”) on the other hand, is made with reference to the following facts:.

RECITALS

A.                                    The Prospect Parties and Karlsson are parties to the Agreement.

B.                                    The Prospect Parties have requested that Karlsson amend the deadline for making payment of the Karlsson Legal Expenses (as defined in the Agreement) pursuant to Section 7 of the Agreement by seven (7) days until May 23, 2014.

The parties hereby amend the Agreement as follows:

1.                                      Amendments.

a.                                      Section 7 of the Agreement is hereby amended to change the reference therein to “May 16 , 2014” to read instead “May 23, 2014.”

b.                                      Section 5(a) of the Agreement is hereby amended to change the reference therein to “May 16, 2014” to read instead “May 23, 2014”.

c.                                       The Agreement is amended by the addition of a new Section 25 thereto, which shall read in its entirety as follows:

“Access to and Copying of Books and Records; Access to Officers.  With respect to all such books, records, and other documents and instruments of the Prospect Parties, whether paper or electronic, and all portions thereof, as are not subject to attorney-client privilege  (collectively, the “Applicable Documents”), each of the Prospect Parties agrees: (i) to make available to Karlsson and/or its designee(s), and to instruct such Prospect Party’s counsel, advisors, agents, officers and current or former employees to make available to Karlsson and/or its designee(s), all Applicable Documents; and (ii) to allow Karlsson and/or its designee(s) to inspect and copy, at Karlsson’s sole expense, any Applicable Document(s).  Each Prospect Party additionally agrees to instruct its respective officers, directors, auditors, counsel and agents to make themselves available to Karlsson and/or its designee(s) at reasonable times during normal business hours, following reasonable advance request, and to provide to Karlsson and/or its designee(s) all information related to the business of such Prospect Party (other than the contents of communications subject to attorney-client privilege) as Karlsson and/or its designee may request.

2.                                      Miscellaneous.

a.                                      Representations and Warranties.

(i)                                     Officer.  Gregory Dangler is at the date hereof the duly-appointed and acting President, CEO and Secretary of each of the Prospect Parties;

(ii)                                  Enforceability.  This Amendment has been duly authorized, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Prospect Parties, enforceable against each of the Prospect Parties in accordance with its terms.;

b.                                      No Other Amendment. Except as expressly amended in this Amendment, all provisions of the Agreement shall remain in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Agreement. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the provisions of this Amendment shall govern.

c.                                       Relation to Agreement. This Amendment constitutes an integral part of the Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings given them in the Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended hereby.

d.                                      Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise provided herein.

e.                                       Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

f.                                        Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to its principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

KARLSSON:

The Karlsson Group, Inc.
an Arizona corporation

By:	/s/ Michael Stone
Name:	Michael Stone
Its:	CEO and Treasurer

PROSPECT DE:

Prospect Global Resources, Inc.,
a Delaware corporation

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Its:	President, CEO and Secretary

PARENT:

Prospect Global Resources, Inc.,
a Nevada corporation

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Its:	President, CEO and Secretary

AWP:

American West Potash, LLC
a Delaware limited liability company

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Its:	President, CEO and Secretary

APACHE:

Apache County Land & Ranch, LLC
a Nevada limited liability company

By:	/s/ Gregory Dangler
Name:	Gregory Dangler
Its:	President, CEO and Secretary